EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Nos. 333-42434, 333-119564, 333-147683, 333-166523 and 333-187142) on Form S-8; and Registration Statements (Nos. 333-97746, 333-212787, 333-213213 and 333-221806) on Form F-3 of Teekay Corporation (the “Company”) of our reports dated April 30, 2018, with respect to the consolidated balance sheets of the Company as of December 31, 2017 and 2016, and the related consolidated statements of (loss) income, comprehensive (loss) income, cash flows and changes in total equity for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedule I (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 Annual Report on Form 20-F of Teekay Corporation. Our report on the consolidated financial statements refers to the adoption of the new standard for business combinations.

/s/ KPMG LLP
Chartered Professional Accountants
Vancouver, Canada
April 30, 2018